                                                                    EXHIBIT 10.1




                          ARGONAUT TECHNOLOGIES, INC.

                        -------------------------------

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                  May 21, 1999

                        -------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
SECTION 1  Authorization and Sale of Series D Preferred Stock.............     1

     1.1   Authorization of Series D Preferred Stock......................     1
     1.2   Sale of Series D Preferred Stock...............................     1

SECTION 2  Closing Date; Delivery.........................................     1

     2.1   Closing Date...................................................     1
     2.2   Delivery.......................................................     1

SECTION 3  Representations and Warranties of the Company..................     2

     3.1   Organization and Standing; Articles and Bylaws.................     2
     3.2   Corporate Power................................................     2
     3.3   Subsidiaries...................................................     2
     3.4   Capitalization.................................................     2
     3.5   Authorization..................................................     3
     3.6   Validity of Shares.............................................     3
     3.7   Title to Properties and Assets; Liens, etc.....................     3
     3.8   Material Contracts and Commitments.............................     4
     3.9   Patents, Trademarks, etc.......................................     4
     3.10  Compliance with Other Instruments..............................     4
     3.11  Litigation, etc................................................     5
     3.12  Employees......................................................     5
     3.13  Insurance......................................................     5
     3.14  Registration Rights............................................     5
     3.15  Governmental Consents, etc.....................................     5
     3.16  Offering.......................................................     6
     3.17  Disclosure.....................................................     6
     3.18  Brokers or Finders.............................................     6
     3.19  Permits........................................................     6
     3.20  Financial Statements...........................................     6
     3.21  Changes........................................................     7
     3.22  Material Liabilities...........................................     8
     3.23  Related Party Transactions.....................................     8
     3.24  Taxes..........................................................     9
     3.25  Offering of Shares.............................................     9
     3.26  No Violations, etc.............................................     9
     3.27  Compliance with Laws...........................................    10


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

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
     3.28  ERISA..........................................................    10
     3.29  Environmental..................................................    10
     3.30  Foreign Corrupt Practices Act..................................    11
     3.31  Year 2000......................................................    11

SECTION 4  Representations, Warranties and Covenants of the Purchasers....    11

     4.1   Experience; Risk...............................................    11
     4.2   Investment.....................................................    12
     4.3   Restricted Securities; Rule 144................................    12
     4.4   No Public Market...............................................    12
     4.5   Access to Data.................................................    12
     4.6   Authorization..................................................    12
     4.7   Government Consents............................................    13
     4.8   Further Limitations on Disposition.............................    13
     4.9   Legends........................................................    13

SECTION 5  Conditions to Closing of Purchaser.............................    13

     5.1   Representations and Warranties Correct.........................    13
     5.2   Covenants......................................................    14
     5.3   Opinion of Company's Counsel...................................    14
     5.4   Compliance Certificate.........................................    14
     5.5   Blue Sky.......................................................    14
     5.6   Stockholder Rights Agreement...................................    14
     5.7   Restated Certificate of Incorporation..........................    14
     5.8   Management Rights Agreement....................................    14
     5.9   All Proceedings to be Satisfactory.............................    14
     5.10  Supporting Documents...........................................    14
     5.11  No Litigation Threatened.......................................    15
     5.12  Approvals, Waivers and Consents................................    15
     5.13  Stock Certificates.............................................    15
     5.14  No Change in Law...............................................    15

SECTION 6  Conditions to Closing of the Company...........................    15

     6.1   Representations................................................    16
     6.2   Stockholder Rights Agreement...................................    16


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

                               TABLE OF CONTENTS
                                  (CONTINUED)

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
SECTION 7  Covenants of the Company.......................................    16

     7.1   Reserve for Conversion Shares..................................    16
     7.2   Corporate Existence............................................    16
     7.3   Properties, Business, Insurance................................    16
     7.4   Inspection, Consultation and Advice............................    17
     7.5   Restrictive Agreements Prohibited..............................    17
     7.6   Transactions with Affiliates...................................    17
     7.7   Compliance with Laws...........................................    17
     7.8   Keeping of Records and Books of Account........................    17
     7.9   Change in Nature of Business...................................    17
     7.10  No "Prohibited Transactions" and Employee Benefits.............    17
     7.11  Composition of the Board of Directors..........................    17
     7.12  Directors' Expenses............................................    18
     7.13  Payment of Taxes...............................................    18

SECTION 8  Miscellaneous..................................................    18

     8.1   Governing Law..................................................    18
     8.2   Survival.......................................................    18
     8.3   Successors and Assigns.........................................    18
     8.4   Entire Agreement; Amendment....................................    19
     8.5   Notices, etc...................................................    19
     8.6   Delays or Omissions............................................    19
     8.7   California Corporate Securities Law............................    19
     8.8   Counterparts...................................................    19
     8.9   Severability...................................................    20
     8.10  Expenses.......................................................    20

Exhibits:

    A  -  Schedules of Purchasers
    B  -  Restated Certificate of Incorporation
    C  -  Schedule of Exceptions
    D  -  Amended Stockholder Rights Agreement
    E  -  Legal Opinion of Company Counsel
    F  -  Management Rights Agreement

                          ARGONAUT TECHNOLOGIES, INC.

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT


     This Agreement is made as of May 21, 1999, between Argonaut Technologies, Inc., a Delaware corporation (the "COMPANY") and the entities listed on Exhibit A hereto (individually, a "PURCHASER" and, collectively, the "PURCHASER").

                                   SECTION 1

               Authorization and Sale of Series D Preferred Stock

     1.1 Authorization of Series D Preferred Stock. The Company has authorized the sale and issuance of up to Two Million Seven Hundred Thousand (2,700,000) shares of its Series D Preferred Stock (the "SERIES D PREFERRED"), having the rights, preferences, privileges and restrictions set forth in the Company's Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "RESTATED CERTIFICATE"). The shares of Series D Preferred to be sold hereunder are collectively referred to as the "SHARES."

     1.2 Sale of Series D Preferred. Subject to the terms and conditions hereof, on the Closing Date (as defined below) the Company will issue and sell to each Purchaser, and each Purchaser will purchase severally, and not jointly, at a purchase price of Five Dollars and Seventy-Five Cents ($5.75) per share from the Company, the number of shares of Series D Preferred specified opposite the name of each such Purchaser on Exhibit A.

                                   SECTION 2

                             Closing Date; Delivery

     2.1 Closing Date. The closing of the purchase and sale of shares of the Series D Preferred hereunder (the "CLOSING") shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050 ("WSGR") on May 21, 1999, or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "CLOSING DATE").

     2.2 Delivery. At the Closing, the Company will issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing the number of Shares set forth opposite such Purchaser's name on Exhibit A of this Agreement, as appropriate, against payment of the purchase price therefor, by check or wire transfer payable to the Company.

                                   SECTION 3

                 Representations and Warranties of the Company

     Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company hereby represents and warrants to the Purchasers as follows:

     3.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in any jurisdiction in which failure to qualify would have a material adverse effect on the Company's business. The Company has furnished Purchasers with true and complete copies of its Restated Certificate and Bylaws in effect as of the date hereof.

     3.2 Corporate Power. The Company will have prior to the Closing Date all requisite legal and corporate power to execute, deliver and perform this Agreement and to amend the Amended Stockholder Rights Agreement in the form attached hereto as Exhibit D (the "STOCKHOLDER RIGHTS AGREEMENT") to execute, deliver and perform the Stockholder Rights Agreement, to sell and issue and deliver the Shares hereunder, to issue and deliver the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement, the Stockholder Rights Agreement and the transactions contemplated hereby.

     3.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, or have any ownership interest in, any other corporation, association, joint venture, business entity or partnership.

     3.4 Capitalization. The authorized capital stock of the Company consists of 32,200,000 shares of Common Stock and 26,200,000 shares of Preferred Stock, of which 5,000,000 shares are designated as Series A Preferred Stock, 5,000,000 shares are designated Series A-1 Preferred Stock, 3,000,000 shares are designated Series B Preferred Stock, 3,000,000 shares are designated Series B-1 Preferred Stock, 1,600,000 shares are designated Series C Preferred Stock, 1,600,000 shares are designated Series C-1 Preferred Stock, 2,700,000 shares are designated Series D Preferred Stock, and 2,700,000 shares are designated Series D-1 Preferred Stock. Immediately prior to the Closing, the issued and outstanding stock of the Company shall consist of 2,337,636 shares of Common Stock, 4,627,500 shares of Series A Preferred Stock, no shares of Series A-1 Preferred Stock, 2,923,073 shares of Series B Preferred Stock, no shares of Series B-1 Preferred Stock, 1,180,000 shares of Series C Preferred Stock, no shares of Series C-1 Preferred Stock, no shares of Series D Preferred Stock, and no shares of Series D-1 Preferred Stock. There are Warrants outstanding for the purchase of 50,000 shares of Common Stock and 91,665 shares of Series C Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. The Company has reserved shares of Common stock for issuance upon conversion of the Preferred Stock and upon exercise of outstanding Warrants. The Company has reserved 2,435,308 shares of its Common Stock for issuance to officers, directors, employees, sales representatives and consultants of the Company pursuant to the Company's 1995 Incentive Stock Plan. There are Stock Options outstanding for the purchase of 1,598,122 shares of Common Stock. The Series A Preferred, Series A-1 Preferred, Series B Preferred, Series B-1 Preferred, Series C Preferred, Series C-1 Preferred, Series D Preferred, and Series D-1 Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. Except as referenced herein, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company, nor any agreements or understandings with respect thereto. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of consents with respect to any security or by a director of the Company. The Company is under no duty to redeem or repurchase any shares of any class or series of its capital stock. All of the outstanding shares of the Company were issued in compliance with all applicable Federal and state securities laws.

     3.5 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Stockholder Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) and the performance of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement and the Stockholder Rights Agreement, when executed and delivered by the Company, shall constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.6 Validity of Shares. The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and non-assessable and free and clear of all liens and encumbrances, and the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued and delivered in compliance with the provisions of the Restated Certificate will be duly and validly issued and will be fully paid and nonassessable and free and clear of all liens and encumbrances and restrictions on transfer other than as set forth in this Agreement and the Stockholder Rights Agreement, provided, however, that the Shares (and the Common Stock issuable upon conversion of the Shares) may be subject to restrictions on transfer under state and/or federal securities laws. Except as set forth herein or in the Stockholder Rights Agreement, there are no outstanding rights of first refusal or preemptive rights applicable to the Shares or the Common Stock issuable upon conversion of the Shares.

     3.7 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to all its properties and assets, and is in compliance with the lease of all material properties leased by it, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than the lien of current taxes not yet due and payable. The Company is not in default under or in breach of any provision of its leases, and the Company holds valid leasehold interests in the properties which it leases. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the Company's knowledge, by any party thereto. The Company's properties and assets are in good condition and repair, ordinary wear and tear excepted, in all material respects.

     3.8 Material Contracts and Commitments. Exhibit C sets forth a list of all agreements, contracts, indebtedness, liabilities, and other obligations to which the Company is a party or by which it or its assets are bound that (a) are material to the conduct and operations of its business and properties; (b) involve in excess of $10,000 aggregating similar agreements or obligations to the same party; (c) involve to the Company's knowledge any of the officers, consultants, directors, employees, or stockholders of the Company or any members of the immediate family of the foregoing; or (d) obligate the Company to share, license, or develop any product. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available by the Company to the Purchasers.

     3.9 Patents, Trademarks, etc. To the knowledge of the Company, the Company owns or has valid right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and as proposed to be conducted, without conflict with or infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate, the proprietary or intellectual property rights of any other person or entity. To the Company's knowledge, there is no violation or infringement by a third party of any of the Company's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights.

     3.10 Compliance with Other Instruments. The Company is not in violation of any term of its Restated Certificate or Bylaws, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company. No want or failure of performance has occurred which, with the passage of time or giving of notice, would constitute such a material violation. The execution, delivery and performance of and compliance with this Agreement and the Stockholder Rights Agreement and the issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares), have not resulted and will not result in any violation of, or conflict with, or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, restriction, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

     3.11 Litigation, etc. There are no (i) actions, suits, claims, proceedings or investigations pending or, to the Company's knowledge, threatened against or affecting the Company or its properties before any court or governmental agency, (ii) arbitration proceeding relating to the

Company pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the Company's knowledge, threatened against or affecting the Company, which, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, financial condition, affairs, operations or equity ownership of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement, the Stockholder Rights Agreement or any action taken or to be taken in connection herewith or therewith. The Company is not a party or subject to the provisions of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     3.12 Employees. To the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree or order of any court or administrative agency, or any term of any employment contract or any other contract (including without limitation any covenant not to compete) or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company or to the utilization by the employee of such employee's reasonable efforts with respect to such business. The Company does not have any collective bargaining agreements covering any of its employees. To the Company's knowledge after due inquiry, the Company is not using any inventions of any of its employees, consultants or officers made before their employment by the Company. To the Company's knowledge, no employee, consultant or officer has taken, removed, or made use of any proprietary documentation, manuals, products, materials, or any other tangible items from the employee's previous employers relating to the Company's business.

     3.13 Insurance. The Company has in full force and effect fire, casualty and liability insurance policies with recognized insurers with such coverages as are sufficient in amount to allow replacement of the tangible properties of the Company that might be damaged or destroyed.

     3.14 Registration Rights. Except as contemplated by the Stockholder Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

     3.15 Governmental Consents, etc. No consent, approval, order or authorization of or designation, declaration or filing with any state or federal governmental authority or any other third party on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby, except (a) filing of the Restated Certificate in the office of the Secretary of State of the State of Delaware, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualifi-cation, if available) under the California Corporate Securities Law and other applicable Blue Sky laws, of the offer and sale of the Shares (and the Common Stock issuable upon conversion of the Shares), which filing and qualification, if required, will be accomplished in a timely manner, prior to or promptly upon completion of the Closing.

     3.16 Offering. Based in part upon the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement (and the issuance of the Common Stock to be issued upon conversion of the Shares) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT").

     3.17 Disclosure. No statement by the Company contained in this Agreement and the exhibits attached hereto, or in any certificate furnished or to be furnished to the Purchasers pursuant hereto, when taken as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of circumstances under which they were made.

     3.18 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.19 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

     3.20 Financial Statements. The Company has delivered to the Purchasers its audited financial statements (balance sheet and profit and loss statement) as of December 31, 1996, 1997 and 1998 and its unaudited financial statements (balance sheet and profit and loss statement) for the three month period ended March 31, 1999 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that such unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, except that such unaudited Financial Statements are subject to normal non-material year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     3.21 Changes. Since March 31, 1999, there has not been:

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (e) any material change to a contract or agreement by which the Company or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (g) any termination, cancellation or material change with respect to any material sales or distribution agreement;

          (h) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (i) any resignation or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officers;

          (j) receipt of notice that there has been a loss of, or material order cancellation by, any material customer of the Company;

          (k) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (l) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (m) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (n) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

          (o) any arrangement or commitment by the Company to do any of the things described in this Section 3.21; or

          (p) any issuance of any stock, warrant, bond, note or other corporate security of the Company other than stock options issued in the ordinary course of business.

     3.22 Material Liabilities. Except as set forth in the Financial Statements, the Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in Financial Statements prepared in accordance with generally accepted accounting principles and which are not material.

     3.23 Related Party Transactions. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     3.24 Taxes. The Company has filed all tax returns and reports required to be filed by it, such returns and reports were true, correct and complete, and the Company has paid all taxes shown to be due by such returns and reports as well as all other taxes, assessments and governmental charges which have become due or payable (together with any interest, penalties, additions to tax and additional amounts with respect thereto), including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has not requested any extension of time within which to file any tax return or report which return or report has not been filed. The reserves for taxes in the Financial Statements are sufficient for the payment of all unpaid taxes (whether or not currently disputed) which are or may be incurred with respect to the period (or portions thereof) ended on the date of the Financial Statements and for all years and periods ended prior thereto. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service ("IRS") or any other taxing authority. No (i) deficiency assessment with respect to, (ii) proposed adjustment of or (iii) examination or other administrative or court proceeding with respect to, the Company's taxes is pending or, to the best of the Company's knowledge, threatened. To the best of the Company's knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for taxes with respect to periods which have not been audited by the IRS or other taxing authority. There is no tax lien outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation or (b) consent pursuant to section 341(f) of the Code, relating to collapsible corporations.

     3.25 Offering of Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares under the Securities Act or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     3.26 No Violation, etc. The Company is not (i) in violation of its Restated Certificate or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or of any decree of any court of governmental agency or body having jurisdiction over the Company, except for such violations that would not have a material adverse effect, or (ii) in default in the performance of any obligation or agreement contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company is party or by which it or any of its properties may be bound, except for such defaults that would not, individually or in the aggregate, have a material adverse effect and no event has occurred, and no condition or state of facts exists of which the Company is aware, which, with the passage of time or the giving of notice or both, would constitute such a material default.

     3.27 Compliance with Laws. The Company has complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States of America, all state, local and foreign governments and any other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject and any undertakings of the Company to any of the foregoing, to the extent that non compliance would have a material adverse effect on the Company. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations and orders, ordinances, other laws or undertakings. Without having conducted any specific research or investigation, to the Company's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions with respect to such matters which, if adopted, would materially adversely affect the Company.

     3.28 ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes or has any liability (contingent or otherwise) with respect to a plan (including a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of the Code. All employee benefit plans and arrangements (regardless of whether such plans or arrangements are covered by ERISA) maintained by or contributed to by the Company or any ERISA Affiliate are in material compliance with all applicable law, including any reporting requirements. The Company does not have any liability (contingent or otherwise) with respect to retiree or retiree death benefits. Neither the Company nor any other person, including any fiduciary, has engaged in any transaction, prohibited by Section 4975 of the Code or Section 406 of ERISA which could subject the Company, or any entity that the Company has an obligation to indemnify, to any tax or penalty imposed under
Section 4975 of the Code or Section 502 of ERISA. The transactions contemplated by this Agreement will not involve any transactions prohibited by Section 406 of ERISA or in Section 4975 of the Code.

     For purposes of this Section and Section 7.9, (a) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time;
(b) "ERISA Affiliate" shall mean any entity required to be aggregated with the Company or any subsidiary under Sections 414(b), (c), (m) or (o) of the Code; and (c) "Multiemployer Plan" shall mean a plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

     3.29  Environmental.

           (a) The Company is in compliance in all material respects with all Environmental Laws and has obtained all environmental licenses, permits, approvals, registrations and authorizations (federal, state and local) material to the Company's business.

           (b) No governmental or private action, suit or proceeding to enforce or impose liability under any Environmental Law is pending or, to the Company's knowledge, threatened against the Company and, to the Company's knowledge, no lien has been created on any real property owned or leased by the Company relating to the Company's business, under any Environmental Laws.

     3.30 Foreign Corrupt Practices Act. The Company has not made nor taken any action which would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, and any rules and regulations thereunder. There is not now, nor has there ever been, any employment of or beneficial ownership of the Company by any governmental or political official in any country in the world.

     3.31 Year 2000. The Company's current products are "Year 2000 Compliant," where "Year 2000 Compliant" means that such products have been designed and tested so that, when used in accordance with their associated documentation, are capable upon installation of accurately processing, providing and/or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries, or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries; provided that all other products used in combination in any way with the Company's current products properly exchange date-related data with them. The Company has commenced efforts to ensure that the information technology systems and non-information technology systems used by the Company will function properly beyond 1999. The Company has made inquiries to its key third-party vendors and providers as to the status of their Year 2000 efforts, and has not uncovered any problems that would adversely affect the operation of the products or that are likely to materially disrupt or harm the day-to-day functioning of the business or operations of the Company.

                                   SECTION 4

          Representations, Warranties and Covenants of the Purchasers

     Each of the Purchasers hereby represents, warrants and covenants, severally and not jointly, to the Company with respect to the purchase of the Shares as follows:

     4.1 Experience; Risk. The Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the purchase of the Shares pursuant to this Agreement and of protecting the Purchaser's interests in connection therewith. The Purchaser has the ability to bear the economic risk of the investment, including complete loss of the investment. The Purchaser is experienced in evaluating and investing in new companies such as the Company.

     4.2 Investment. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser understands that the Shares to be purchased have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.3 Restricted Securities; Rule 144. The Purchaser understands that the Shares and the shares of Common Stock issuable upon conversion of the Shares, will be "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the Security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Shares.

     4.5 Access to Data. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and has received all information requested from the Company regarding the investment in the Company.

     4.6 Authorization. The Purchaser represents that it has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement and the Stockholder Rights Agreement, and this Agreement and the Stockholder Rights Agreement when executed and delivered by the Purchaser will constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief or other equitable remedies.

     4.7 Government Consents. No consent, approval or authorization of or designation, declaration or filing with any state, federal, or foreign governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby.

     4.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

     4.9 Legends. It is understood that each certificate representing the Shares, and the shares of Common Stock issuable upon conversion of the Shares, and any securities issued in respect thereof or exchange therefor shall bear legends in the following forms (in addition to any legend required under applicable state securities laws):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                                   SECTION 5

                       Conditions to Closing of Purchaser

     The Purchasers' obligation to purchase the Shares at the Closing is, at the option of the Purchasers, subject to the fulfillment on or prior to the Closing Date of the following conditions:

     5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made (except those representations and warranties qualified by materiality, which shall be true and correct in all respects), and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of said date.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

     5.3 Opinion of Company's Counsel. The Purchasers shall have received from Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to the Purchasers, dated the Closing Date, substantially in the form of Exhibit E attached hereto.

     5.4 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate executed by the President of the Company, dated the Closing Date and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares, and the Common Stock issuable upon conversion of the Shares.

     5.6 Stockholder Rights Agreement. The Company, each Purchaser and holders of a majority of the Registrable Securities (as defined in the Stockholder Rights Agreement) shall have executed and delivered the Stockholder Rights Agreement.

     5.7 Restated Certificate of Incorporation. The Restated Certificate shall have been filed and be effective with the Secretary of State of the State of Delaware.

     5.8 Management Rights Agreement. The Company shall have delivered to Schroder Ventures executed copies of the Management Rights Agreement attached hereto as Exhibit F.

     5.9 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     5.10 Supporting Documents. The Purchasers and their counsel shall have received copies of the following documents:

          (i) (A) the Restated Certificate and (B) a Certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement and the Stockholder Rights Agreement, the issuance, sale and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Stockholder Rights Agreement; and (C) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Stockholder Rights Agreement, the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(ii); and

          (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

     5.11 No Litigation Threatened. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

     5.12 Approvals, Waivers and Consents. The Company shall have obtained all necessary and required approvals, waivers and consents from (a) stockholders of the Company; (b) foreign and domestic (whether federal, state or local) governmental or regulatory bodies or agencies; and (c) lessors or other third parties pursuant to leases, mortgages, contracts, agreements, permits or licenses necessary for the performance of the Company's obligations hereunder.

     5.13 Stock Certificates. The Company shall have delivered to each Purchaser certificates evidencing the Shares, free and clear of any liens or encumbrances.

     5.14 No Change in Law. There shall not have been any action, or any statute enacted, by any government or agency thereof which would render the parties unable to consummate the transactions contemplated herein or make the transactions contemplated herein illegal, or prohibit or restrict the consummation of the transactions contemplated herein.


                                   SECTION 6

                      Conditions to Closing of the Company

     The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     6.1  Representations. The representations made by the Purchasers in
Section 4 hereof shall be true and correct in all material respects when made (except those representations and warranties qualified by materiality, which shall be true and correct in all respects), and shall be true and correct on the Closing Date in all material respects with the same force and effect as if they had been made on and as of said date.

     6.2 Stockholder Rights Agreement. The Company, each Purchaser and holders of a majority of the Registrable Securities (as defined in the Stockholder Rights Agreement) shall have executed and delivered the Stockholder Rights Agreement.


                                   SECTION 7

                            Covenants of the Company

     The Company covenants and agrees with each of the Purchasers that so long as any of the Shares is outstanding:

     7.1 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Shares and the shares of Series D-1 Preferred Stock from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares.

     7.2 Corporate Existence. The Company shall maintain its corporate existence, rights and franchises in full force and effect.

     7.3 Properties, Business, Insurance. The Company shall maintain as to its properties, and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy.

     7.4 Inspection, Consultation and Advice. The Company shall permit each Purchaser and such persons as it may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company, discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     7.5 Restrictive Agreements Prohibited. The Company shall not become a party to any agreement which by its terms restricts the Company's performance of this Agreement, the Stockholder Rights Agreement or the Restated Certificate.

     7.6 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, the Company shall not enter into any material transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

     7.7 Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

     7.8 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     7.9 Change in Nature of Business. The Company shall not, without approval of the Board of Directors, make any material change in the nature of its business as set forth in the Business Plan.

     7.10 No "Prohibited Transactions" and Employee Benefits. Neither the Company nor any ERISA Affiliate shall incur any material liability in connection with any plan (including a Multiemployer Plan) subject to Title IV of ERISA or
Section 412 of the Code. The Company shall not incur any liability with respect to retiree medical or retiree death benefits. All employee benefit plans and arrangements (regardless of whether such plan or arrangements are covered by ERISA) maintained by or contributed to by the Company or any ERISA Affiliate shall be maintained in material compliance with all applicable laws, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company, the Company shall not fail to make any contribution due under the terms of such plans or as required by law. The Company shall not engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code, which could subject the Company, or any entity that the Company has an obligation to indemnify, to any tax or penalty imposed under
Section 4975 of the Code, or Section 502 of ERISA.

     7.11 Composition of the Board of Directors. Immediately after the Closing Date, the Company shall use its best efforts to cause one nominee to be designated by holders of the Series D Preferred to be elected to the Board of Directors.

     7.12 Directors' Expenses. The Company shall reimburse the reasonable expenses incurred by any non-employee member of the Company's Board of Directors in connection with the performance of such person's duties as a Director, including reasonable expenses associated with attending meetings of the Board of Directors, in accordance with the Company's standard travel policy.

     7.13 Payment of Taxes. The Company shall pay and discharge, and cause each subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and any lawful claim which, if unpaid, might become a lien or charge upon any properties of the Company or any subsidiary.


                                   SECTION 8

                                 Miscellaneous

     8.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts made and to be fully performed entirely within that state between residents of that state.

     8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

     8.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     8.4 Entire Agreement Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement or any term hereof may be amended, waived, discharged or terminated solely by a written instrument signed by the Company and the holders of at least two-thirds (66 2/3%) of the Common Stock issued or issuable upon conversion of the Shares held by the Purchasers.

     8.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to any Purchaser, at the address set forth beneath such Purchaser's name on Exhibit A hereto or at such other address as shall have furnished to the Company upon not less than 10 days notice in writing, or
(b) if to the Company, at the address of its principal office and addressed to the attention of the President and with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention:
Michael J. O'Donnell or at such other address as the Company shall have furnished to the Purchasers upon not less than ten (10) days notice in writing.

     8.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accuring to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the party of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 or 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     8.9 Severability. In the event that any provision of this Agreement becomes or its declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     8.10 Expenses. Each party hereto will pay its own expenses in connection with the transaction contemplated hereby, whether or not such transaction shall be consummated, provided, however, that upon consummation of such transaction, the Company shall pay the reasonable fees and disbursements of Testa, Hurwitz & Thibeault, LLP, counsel to the Purchasers in connection with such transaction, and shall reimburse the reasonable due diligence expenses incurred by the Purchasers.


                            [SIGNATURE PAGES FOLLOW]